ZIONS BANCORPORATION
Press Release – Page 1
April 25, 2016

Zions Bancorporation One South Main Salt Lake City, UT 84133 April 25, 2016 www.zionsbancorporation.com
First Quarter 2016 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation Reports: 1Q16 Net Earnings[1] of $79 million, diluted EPS of $0.38 compared to 4Q15 Net Earnings[1] of $88 million, diluted EPS of $0.43, and 1Q15 Net Earnings[1] of $75 million, diluted EPS of $0.37

FIRST QUARTER RESULTS

$0.38	$79 million	5.59%	12.1%	3.35%	68.5%
Earnings per diluted common share	Net Earnings [1]	Tangible return on average tangible common equity [2]	Common Equity Tier 1 [2]	Net interest margin (“NIM”)	Efficiency ratio [2]

HIGHLIGHTS

Net Interest Income and Net Interest Margin	• Net interest income was $453 million for 1Q16, up 1% from 4Q15 and up 9% from 1Q15 • NIM up 12 bps to 3.35% from 3.23% in 4Q15 and up 13 bps from 3.22% in 1Q15

Operating Performance
•
Adjusted pre-provision net revenue ("PPNR")[2] was $182 million for 1Q16, up 5% from 4Q15 and up 21% from 1Q15
•
Efficiency ratio[2] of 68.5% for 1Q16, an improvement of 106 bps from 4Q15
•
Adjusted noninterest expense[2] of $396 million in 1Q16 compared to $398 million in 4Q15
•
Customer-related fees in 1Q16 increased 7% from 1Q15

Loans and Credit Quality
•
Net loans and leases increased $769 million, or 1.9%, from 4Q15 (7.6% annualized)
•
Provision for loan losses was $42 million compared to $23 million in 4Q15
•
Non-performing assets were 1.33% of loans and leases, up from 0.87% in 4Q15
•
Net charge-offs were $36 million in 1Q16 compared to $13 million in 4Q15

Oil and Gas-Related Exposure
•
Net charge-offs for oil and gas loans were $36 million in 1Q16 compared to $24 million in 4Q15
•
Oil and gas portfolio allowance increased to 8.1% of the portfolio
•
Criticized oil and gas-related loans equaled 38% of the oil and gas-related loans, up from 30% in the prior quarter

1 Net Earnings is net earnings applicable to common shareholders.
2 For information on non-GAAP financial measures see pages 15-17.

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “We continue to generate strong growth in pre-provision net revenue, reflecting operating leverage improvement resulting from solid loan growth, a more profitable earning assets mix and controlled core operating expenses. We are on track to achieve the goals we established in mid-2015, leading to an efficiency ratio of 66% or better in 2016 and in the low 60% range in 2017 while accelerating revenue growth. Although energy-related credit losses and related provisions largely offset these gains, recent improvements in energy prices are encouraging, and credit performance in the rest of the portfolio has been stellar. We’re pleased with the progress made during the quarter in building a stronger foundation for future growth and capital distributions.”

OPERATING PERFORMANCE[2]

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ZIONS BANCORPORATION
Press Release – Page 2
April 25, 2016

The dollar change and percent change amounts presented in the following tables are calculated on amounts in thousands rather than millions.
RESULTS OF OPERATIONS

Net Interest Income
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Interest and fees on loans	$421	$430	$416	$(9)	(2)%	$5	1%
Interest on money market investments	7	6	5	1	14	2	35
Interest on securities	47	38	27	10	26	20	72
Total interest income	475	474	448	1	—	26	6
Interest on deposits	12	12	12	(1)	(4)	—	(2)
Interest on short and long-term borrowings	10	13	19	(3)	(23)	(9)	(47)
Interest expense	22	25	31	(3)	(12)	(9)	(29)
Net interest income	$453	$449	$417	$4	1	$35	9
Net interest income increased to $453 million in the first quarter of 2016 from $449 million in the fourth quarter of 2015. The net interest margin increased to 3.35% in the first quarter of 2016, compared to 3.23% in the fourth quarter of 2015. In the prior quarter, the Company realized interest income of $13 million from loan recoveries and FDIC-supported loans that was not repeated in the first quarter. However, higher benchmark interest rates assisted in maintaining and increasing net interest income despite the aforementioned $13 million of elevated interest income in the prior quarter. The increase in net interest income was primarily driven by a change in the mix of interest-earning assets; average money market investments declined by $2.7 billion, much of which was deployed into loans and term investment securities. Additionally, net interest income benefited from high cost long-term debt that matured in the fourth quarter of 2015. Interest and fees on loans decreased in the first quarter of 2016 primarily as a result of the previously mentioned interest recoveries on commercial loans that occurred in the fourth quarter of 2015 and an increase of $192 million in nonaccrual loans in the first quarter of 2016.

Noninterest Income
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Service charges and fees on deposit accounts	$41	$42	$41	$(1)	(3)%	$—	—%
Other service charges, commissions and fees	49	49	43	—	—	6	15
Wealth management income	8	8	8	—	—	—	4
Loan sales and servicing income	8	7	8	1	15	—	4
Capital markets and foreign exchange	6	7	5	(1)	(14)	1	20
Customer-related fees	112	113	105	(1)	(1)	7	7
Dividends and other investment income	5	3	9	2	55	(5)	(51)
Fair value and nonhedge derivative income (loss)	(3)	1	(1)	(3)	(476)	(1)	138
Other	3	2	4	1	50	(1)	(25)
Total noninterest income	$117	$119	$117	$(2)	(1)	$—	—

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ZIONS BANCORPORATION
Press Release – Page 3
April 25, 2016

In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.
Customer-related fees in the first quarter of 2016 were stable compared to the prior quarter and increased 7% from the prior year period. Most of the year-over-year increase was due to an increase in credit card and interchange fees and loan fees. Total noninterest income for the first quarter of 2016 was $117 million, compared to $119 million for the fourth quarter of 2015.

Noninterest Expense
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Salaries and employee benefits	$258	$236	$244	$22	9%	$15	6%
Occupancy, net	30	31	29	(1)	(3)	—	1
Furniture, equipment and software	32	32	30	—	1	2	8
Credit-related expense	6	8	6	(2)	(22)	—	—
Provision for unfunded lending commitments	(6)	(7)	1	1	(11)	(7)	(580)
Professional and legal services	11	13	11	(2)	(13)	—	—
Advertising	6	6	7	—	(1)	(1)	(19)
FDIC premiums	7	9	8	(2)	(22)	(1)	(12)
Amortization of core deposit and other intangibles	2	2	2	—	(11)	—	(15)
Other	50	67	55	(17)	(25)	(5)	(9)
Total noninterest expense	$396	$397	$393	$—	(10)	$3	1
Adjusted noninterest expense [1]	$396	$398	$386	$(2)	—%	$10	3%

[1]	For information on non-GAAP financial measures see pages 15-17.
Noninterest expense for the first quarter of 2016 was $396 million, compared to $397 million for the fourth quarter of 2015, and $393 million for the first quarter of 2015. The decrease in total noninterest expense from the fourth quarter of 2015 was primarily due to a decrease of $17 million in other noninterest expense, in addition to reductions in professional and legal services, FDIC premiums, and credit-related expense. The decrease in other noninterest expense was mostly attributable to elevated fourth quarter payments related to the loss-sharing agreement with the FDIC and an elevated fourth quarter accrual for legal-related matters. The decrease in these expenses in the first quarter of 2016 was partially offset by an increase of $22 million in salaries and employee benefits. The primary reasons for the increase in salaries and employee benefits were a seasonal increase of $6 million in the accrual related to annual restricted stock awards, which historically occurred in the second quarter, a seasonal increase of $7 million in payroll taxes, and a $9 million difference in incentive compensation accrual due to performance related reductions in the fourth quarter of 2015.
The Company continued to make meaningful progress with its corporate restructuring and cost initiatives during the quarter. Adjusted noninterest expense for the first quarter of 2016 was $396 million, compared to $398 million for

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ZIONS BANCORPORATION
Press Release – Page 4
April 25, 2016

the fourth quarter of 2015 and $386 million for the first quarter of 2015. For information on non-GAAP financial measures see pages 15-17.
BALANCE SHEET ANALYSIS

Loans and Leases
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Loans held for sale	$109	$150	$129	$(41)	(27)%	$(20)	(16)%
Loans and leases, net of unearned income and fees	41,418	40,649	40,180	769	2	1,238	3
Less allowance for loan losses	612	606	620	6	1	(8)	(1)
Loans held for investment, net of allowance	$40,806	$40,043	$39,560	$763	2	$1,246	3
Loans and leases, net of unearned income and fees increased $769 million, or 1.9% (7.6% on an annualized basis based on first quarter growth) to $41.4 billion at March 31, 2016 from $40.6 billion at December 31, 2015. Average loans and leases held for investment of $41.0 billion during the first quarter of 2016 increased from $40.3 billion during the fourth quarter of 2015. The increase in loans was widespread across products and geography with particular strength in commercial and industrial and commercial real estate term loans. Unfunded lending commitments were $18.2 billion at March 31, 2016, compared to $18.1 billion at December 31, 2015. The reserve for unfunded lending commitments declined by $6 million as a result of improved credit quality assessments related to these obligations.

Oil and Gas-Related Exposure[1]
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Loans and leases
Upstream - exploration and production	$859	$817	$1,078	$42	5%	$(219)	(20)%
Midstream – marketing and transportation	649	621	654	28	5	(5)	(1)
Downstream – refining	129	127	140	2	2	(11)	(8)
Other non-services	43	44	57	(1)	(2)	(14)	(25)
Oilfield services	734	784	959	(50)	(6)	(225)	(23)
Energy service manufacturing	229	229	269	—	—	(40)	(15)
Total loan and lease balances	2,643	2,622	3,157	21	1	(514)	(16)
Unfunded lending commitments	2,021	2,151	2,432	(130)	(6)	(411)	(17)
Total oil and gas credit exposure	$4,664	$4,773	$5,589	$(109)	(2)	$(925)	(17)

Private equity investments	$12	$13	$20	$(1)	(10)	$(8)	(40)

Credit quality measures
Criticized loan ratio	37.5%	30.3%	15.7%
Classified loan ratio	26.9%	19.7%	9.3%
Nonperforming loan ratio	10.8%	2.5%	2.1%
Net charge-off ratio, annualized [2]	5.4%	3.6%	0.3%

[1]
Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide.

[2]	Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.

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ZIONS BANCORPORATION
Press Release – Page 5
April 25, 2016

During the first quarter of 2016, oil and gas-related loans increased $21 million, or 1%, and total oil and gas credit exposure decreased by $109 million, or 2%. Further attrition of total oil and gas-related loan balances and commitments during the next several quarters is expected, but at a slower pace than recent quarters. Unfunded lending commitments decreased by $130 million, primarily in the oilfield services and exploration and production portfolios.
Consistent with management’s expectations, the majority of loan downgrades in the first quarter of 2016 reflected deterioration in the financial condition of companies in the oilfield services and the exploration and production portfolios. Oil and gas-related loan net charge-offs were $36 million in the first quarter of 2016 and were predominantly in the oilfield services portfolio, compared to $24 million in the fourth quarter of 2015. Nonaccruing loans increased by $220 million in the first quarter of 2016, primarily in the exploration and production and oilfield services portfolios. Approximately 91% of oil and gas-related nonaccruing loans were current as to principal and interest payments as of March 31, 2016, up from 71% as of December 31, 2015. The Company has a substantial allowance of 8.1% for credit losses against the oil and gas-related loan portfolio.

Asset Quality
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	1.33%	0.87%	0.99%	46		34
Annualized ratio of net loan and lease charge-offs to average loans	0.35	0.13	(0.17)	22		52
Ratio of total allowance for credit losses to loans and leases outstanding	1.64	1.68	1.75	(4)		(11)
				$	%	$	%
Classified loans	$1,532	$1,368	$1,269	$164	12%	$263	21%
Provision for loan losses	42	23	(1)	19	84	44	(2,921)
Outside of the oil and gas-related portfolio, credit quality improved during the quarter. As a result of the credit quality deterioration in the oil and gas-related portfolio, nonperforming assets increased 55% to $552 million at March 31, 2016 from $357 million at December 31, 2015 and classified loans increased 12% to $1.5 billion at March 31, 2016 from $1.4 billion at December 31, 2015. The ratio of nonperforming assets to loans and leases and other real estate owned increased to 1.33% at March 31, 2016, compared to 0.87% at December 31, 2015. The allowance for credit losses was $681 million at March 31, 2016 and December 31, 2015, which was 1.64% and 1.68% of loans and leases, respectively.
Total net charge-offs were $36 million in the first quarter of 2016, or an annualized 0.35% of average loans, compared to $13 million, or an annualized 0.13% of average loans, in the fourth quarter of 2015. The Company provided $42.1 million for loan losses during the first quarter of 2016, compared to $22.7 million during the fourth

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ZIONS BANCORPORATION
Press Release – Page 6
April 25, 2016

quarter of 2015. The increase in the provision for loan losses was due to continued weakness in the oil and gas sector.

Deposits
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Noninterest-bearing demand	$21,872	$22,277	$20,854	$(405)	(2)%	$1,018	5%
Interest-bearing:
Savings and money market	25,724	25,672	24,541	52	—	1,183	5
Time	2,072	2,131	2,345	(59)	(3)	(273)	(12)
Foreign	220	294	383	(74)	(25)	(163)	(43)
Total deposits	$49,888	$50,374	$48,123	$(487)	(1)	$1,765	4
Total deposits decreased to $49.9 billion at March 31, 2016, compared to $50.4 billion at December 31, 2015. Average total deposits decreased $438 million to $49.6 billion for the first quarter of 2016, compared to $50.0 billion for the fourth quarter of 2015. Average noninterest bearing deposits decreased $473 million to $21.9 billion for the first quarter of 2016, compared to $22.4 billion for the fourth quarter of 2015, and were 44% of average total deposits.

Shareholders’ Equity
				1Q16 - 4Q15		1Q16 - 1Q15
(In millions)	1Q16	4Q15	1Q15	$	%	$	%
Shareholder's equity:
Preferred Stock	$828	$828	$1,004	$—	—%	$(176)	(17)%
Common Stock	4,779	4,768	4,728	11	—	51	1
Retained earnings	2,031	1,967	1,837	64	3	195	11
Accumulated other comprehensive income (loss)	(12)	(55)	(115)	43	(79)	103	(90)
Total shareholders' equity	$7,626	$7,508	$7,454	$118	2	$173	2
The Company’s preferred dividends decreased by $2.6 million in the first quarter of 2016 as a result of the tender offer the Company completed in the fourth quarter of 2015 to purchase $176 million of its Series I preferred stock for an aggregate cash payment of $180 million. As reported separately on April 25, 2016, the Company has launched a tender offer for up to $120 million par amount of certain outstanding shares of preferred stock.
Accumulated other comprehensive income (loss) improved to $(12) million from $(55) million primarily as a result of improvement in the fair value of the Company’s available-for-sale securities portfolio due largely to changes in the interest rate environment.
Tangible book value per common share increased to $28.20 at March 31, 2016, compared to $27.63 at December 31, 2015.
The estimated Basel III common equity tier 1 (“CET1”) capital ratio was 12.14% at March 31, 2016, compared to 12.22% at December 31, 2015. The fully phased-in ratio was not substantially different.

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ZIONS BANCORPORATION
Press Release – Page 7
April 25, 2016

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 25, 2016). Media representatives, analysts, investors, and the public are invited to join this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 72743364, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies with total assets of approximately $60 billion. Zions operates under local management teams and unique brands in 11 western and southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The company is a national leader in Small Business Administration lending and public finance advisory services, and is a consistent top recipient of numerous Greenwich Excellence awards in banking. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
April 25, 2016

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
BALANCE SHEET [1]
Loans held for investment, net of allowance	$40,806,291	$40,043,494	$39,516,683	$39,414,609	$39,560,101
Total assets	59,179,913	59,664,543	58,405,718	58,360,005	57,550,232
Deposits	49,887,857	50,374,091	48,920,147	48,937,124	48,123,360
Total shareholders’ equity	7,625,737	7,507,519	7,638,095	7,530,175	7,454,298
STATEMENT OF INCOME
Net interest income	$452,842	$448,833	$425,377	$423,704	$417,346
Taxable-equivalent net interest income	458,242	453,780	429,782	428,015	421,581
Provision for loan losses	42,145	22,701	18,262	566	(1,494)
Total noninterest income	116,761	118,641	125,944	(4,682)	117,338
Total noninterest expense	395,573	397,353	391,280	398,997	392,977
Net earnings (loss) applicable to common shareholders	78,777	88,197	84,238	(1,100)	75,279
PER COMMON SHARE
Net earnings (loss) per diluted common share	$0.38	$0.43	$0.41	$(0.01)	$0.37
Dividends	0.06	0.06	0.06	0.06	0.04
Book value per common share [1]	33.23	32.67	32.47	32.03	31.74
Tangible book value per common share [1]	28.20	27.63	27.42	26.95	26.64
SELECTED RATIOS
Return on average assets	0.62%	0.68%	0.69%	0.10%	0.66%
Return on average common equity	4.67%	5.17%	5.02%	(0.07)%	4.77%
Tangible return on average tangible common equity [2]	5.59%	6.20%	6.05%	0.03%	5.80%
Net interest margin	3.35%	3.23%	3.11%	3.18%	3.22%
Efficiency ratio [2]	68.5%	69.6%	69.1%	71.1%	71.9%
Effective tax rate	31.4%	30.5%	28.8%	28.3%	35.7%
Ratio of nonperforming assets to loans and leases and other real estate owned	1.33%	0.87%	0.92%	0.96%	0.99%
Annualized ratio of net loan and lease charge-offs to average loans	0.35%	0.13%	0.31%	0.11%	(0.17)%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.64%	1.68%	1.69%	1.72%	1.75%
Capital Ratios [1]
Tangible common equity ratio	9.92%	9.63%	9.76%	9.58%	9.58%
Basel III: [3]
Common equity tier 1 capital	12.14%	12.22%	12.16%	12.00%	11.76%
Tier 1 leverage	11.44%	11.26%	11.63%	11.65%	11.75%
Tier 1 risk-based capital	13.88%	14.08%	14.41%	14.26%	13.93%
Total risk-based capital	15.99%	16.12%	16.46%	16.32%	15.97%
Weighted average common and common-equivalent shares outstanding	204,095,529	204,276,930	204,154,880	202,887,762	202,944,209
Common shares outstanding [1]	204,543,707	204,417,093	204,278,594	203,740,914	203,192,991

[1]	At period end.

[2]	For information on non-GAAP financial measures see pages 15-17.

[3]	Basel III capital ratios became effective January 1, 2015 and are based on the applicable phase-in periods.

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ZIONS BANCORPORATION
Press Release – Page 9
April 25, 2016

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$517,803	$798,319	$602,694	$758,238	$720,858
Money market investments:
Interest-bearing deposits	3,039,090	6,108,124	6,558,678	7,661,311	6,791,762
Federal funds sold and security resell agreements	1,587,212	619,758	1,325,501	1,404,246	1,519,352
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $636,484, $552,088, $553,088, $578,327, and $602,355)	631,646	545,648	544,168	570,869	590,950
Available-for-sale, at fair value	8,701,885	7,643,116	6,000,011	4,652,415	4,450,502
Trading account, at fair value	65,838	48,168	73,521	74,519	71,392
	9,399,369	8,236,932	6,617,700	5,297,803	5,112,844
Loans held for sale	108,764	149,880	139,122	152,448	128,946
Loans and leases, net of unearned income and fees	41,418,185	40,649,542	40,113,123	40,023,984	40,180,114
Less allowance for loan losses	611,894	606,048	596,440	609,375	620,013
Loans held for investment, net of allowance	40,806,291	40,043,494	39,516,683	39,414,609	39,560,101
Other noninterest-bearing investments	855,813	848,144	851,225	863,443	870,125
Premises and equipment, net	925,430	905,462	873,800	856,577	844,900
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	14,259	16,272	18,546	20,843	23,162
Other real estate owned	10,411	7,092	12,799	13,269	17,256
Other assets	901,342	916,937	874,841	903,089	946,797
	$59,179,913	$59,664,543	$58,405,718	$58,360,005	$57,550,232

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$21,872,274	$22,276,664	$21,572,022	$21,557,584	$20,854,630
Interest-bearing:
Savings and money market	25,723,996	25,672,356	24,690,359	24,744,288	24,540,927
Time	2,071,688	2,130,680	2,216,206	2,263,146	2,344,818
Foreign	219,899	294,391	441,560	372,106	382,985
	49,887,857	50,374,091	48,920,147	48,937,124	48,123,360
Federal funds and other short-term borrowings	232,188	346,987	272,391	227,124	203,597
Long-term debt	802,448	812,366	939,543	1,045,484	1,083,622
Reserve for unfunded lending commitments	69,026	74,838	81,389	79,961	82,287
Other liabilities	562,657	548,742	554,153	540,137	603,068
Total liabilities	51,554,176	52,157,024	50,767,623	50,829,830	50,095,934
Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	828,490	828,490	1,004,159	1,004,032	1,004,032
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 204,543,707, 204,417,093, 204,278,594, 203,740,914, and 203,192,991 shares	4,777,630	4,766,731	4,756,288	4,738,272	4,728,556
Retained earnings	2,031,270	1,966,910	1,894,623	1,823,043	1,836,619
Accumulated other comprehensive income (loss)	(11,653)	(54,612)	(16,975)	(35,172)	(114,909)
Total shareholders’ equity	7,625,737	7,507,519	7,638,095	7,530,175	7,454,298
	$59,179,913	$59,664,543	$58,405,718	$58,360,005	$57,550,232

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ZIONS BANCORPORATION
Press Release – Page 10
April 25, 2016

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Interest income:
Interest and fees on loans	$420,508	$429,842	$419,981	$420,642	$415,755
Interest on money market investments	7,029	6,144	6,018	5,785	5,218
Interest on securities	47,364	37,573	30,231	28,809	27,473
Total interest income	474,901	473,559	456,230	455,236	448,446
Interest expense:
Interest on deposits	11,845	12,377	12,542	12,321	12,104
Interest on short- and long-term borrowings	10,214	12,349	18,311	19,211	18,996
Total interest expense	22,059	24,726	30,853	31,532	31,100
Net interest income	452,842	448,833	425,377	423,704	417,346
Provision for loan losses	42,145	22,701	18,262	566	(1,494)
Net interest income after provision for loan losses	410,697	426,132	407,115	423,138	418,840
Noninterest income:
Service charges and fees on deposit accounts	41,261	42,445	43,196	41,616	41,194
Other service charges, commissions and fees	49,474	49,335	47,968	46,602	43,002
Wealth management income	7,954	7,953	7,496	8,160	7,615
Loan sales and servicing income	7,979	6,915	7,728	8,382	7,706
Capital markets and foreign exchange	5,667	6,255	6,624	7,275	5,501
Dividends and other investment income	4,639	2,986	8,449	9,343	9,372
Fair value and nonhedge derivative income (loss)	(2,585)	688	(1,555)	1,844	(1,088)
Equity securities gains (losses), net	(550)	53	3,630	4,839	3,353
Fixed income securities gains (losses), net	28	(7)	(53)	(138,436)	(239)
Other	2,894	2,018	2,461	5,693	922
Total noninterest income	116,761	118,641	125,944	(4,682)	117,338
Noninterest expense:
Salaries and employee benefits	258,338	236,037	242,023	251,133	243,519
Occupancy, net	29,779	30,618	29,477	30,095	29,339
Furniture, equipment and software	32,015	31,820	30,416	31,247	29,713
Other real estate expense	(1,329)	(536)	(40)	(445)	374
Credit-related expense	5,934	7,582	6,914	8,106	5,939
Provision for unfunded lending commitments	(5,812)	(6,551)	1,428	(2,326)	1,211
Professional and legal services	11,471	13,129	12,699	13,110	11,483
Advertising	5,628	5,692	6,136	6,511	6,975
FDIC premiums	7,154	9,194	8,500	8,609	8,119
Amortization of core deposit and other intangibles	2,014	2,273	2,298	2,318	2,358
Debt extinguishment cost	247	135	—	2,395	—
Other	50,134	67,960	51,429	48,244	53,947
Total noninterest expense	395,573	397,353	391,280	398,997	392,977
Income before income taxes	131,885	147,420	141,779	19,459	143,201
Income taxes	41,448	44,933	40,780	5,499	51,176
Net income	90,437	102,487	100,999	13,960	92,025
Preferred stock dividends	(11,660)	(14,290)	(16,761)	(15,060)	(16,746)
Net earnings (loss) applicable to common shareholders	$78,777	$88,197	$84,238	$(1,100)	$75,279

Weighted average common shares outstanding during the period:
Basic shares	203,967	203,884	203,668	202,888	202,603
Diluted shares	204,096	204,277	204,155	202,888	202,944
Net earnings (loss) per common share:
Basic	$0.38	$0.43	$0.41	$(0.01)	$0.37
Diluted	0.38	0.43	0.41	(0.01)	0.37

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ZIONS BANCORPORATION
Press Release – Page 11
April 25, 2016

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Commercial:
Commercial and industrial	$13,590	$13,211	$13,035	$13,111	$13,264
Leasing	437	442	427	402	407
Owner occupied	7,022	7,150	7,141	7,277	7,310
Municipal	696	676	600	589	555
Total commercial	21,745	21,479	21,203	21,379	21,536
Commercial real estate:
Construction and land development	1,968	1,842	2,214	2,062	2,045
Term	8,826	8,514	8,089	8,058	8,088
Total commercial real estate	10,794	10,356	10,303	10,120	10,133
Consumer:
Home equity credit line	2,433	2,417	2,347	2,348	2,315
1-4 family residential	5,418	5,382	5,269	5,194	5,213
Construction and other consumer real estate	401	385	370	372	373
Bankcard and other revolving plans	439	444	428	409	407
Other	188	187	193	202	203
Total consumer	8,879	8,815	8,607	8,525	8,511
Loans and leases, net of unearned income and fees	$41,418	$40,650	$40,113	$40,024	$40,180

Nonperforming Assets
(Unaudited)

(Amounts in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Nonaccrual loans	$541,768	$349,860	$359,272	$372,830	$382,066
Other real estate owned	10,411	7,092	12,799	13,269	17,256
Total nonperforming assets	$552,179	$356,952	$372,071	$386,099	$399,322
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	1.33%	0.87%	0.92%	0.96%	0.99%
Accruing loans past due 90 days or more	$37,202	$32,024	$34,857	$27,204	$31,552
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.09%	0.08%	0.09%	0.07%	0.08%
Nonaccrual loans and accruing loans past due 90 days or more	$578,970	$381,884	$394,129	$400,034	$413,618
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	1.39%	0.94%	0.98%	1.00%	1.03%
Accruing loans past due 30-89 days	$100,341	$121,732	$118,361	$124,955	$97,242
Restructured loans included in nonaccrual loans	132,524	103,004	108,387	118,358	110,364
Restructured loans on accrual	195,482	194,084	178,136	180,146	199,065
Classified loans	1,532,052	1,368,022	1,322,924	1,292,980	1,268,746

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
April 25, 2016

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Allowance for Loan Losses
Balance at beginning of period	$606,048	$596,440	$609,375	$620,013	$604,663
Add:
Provision for losses	42,145	22,701	18,262	566	(1,494)
Adjustment for FDIC-supported/PCI loans	—	5	—	38	(38)
Deduct:
Gross loan and lease charge-offs	(48,110)	(45,334)	(42,359)	(31,048)	(20,188)
Recoveries	11,811	32,236	11,162	19,806	37,070
Net loan and lease (charge-offs) recoveries	(36,299)	(13,098)	(31,197)	(11,242)	16,882
Balance at end of period	$611,894	$606,048	$596,440	$609,375	$620,013
Ratio of allowance for loan losses to loans and leases, at period end	1.48%	1.49%	1.49%	1.52%	1.54%
Ratio of allowance for loan losses to nonperforming loans, at period end	113%	173%	166%	163%	162%
Annualized ratio of net loan and lease charge-offs to average loans	0.35%	0.13%	0.31%	0.11%	(0.17)%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$74,838	$81,389	$79,961	$82,287	$81,076
Provision charged (credited) to earnings	(5,812)	(6,551)	1,428	(2,326)	1,211
Balance at end of period	$69,026	$74,838	$81,389	$79,961	$82,287
Total Allowance for Credit Losses
Allowance for loan losses	$611,894	$606,048	$596,440	$609,375	$620,013
Reserve for unfunded lending commitments	69,026	74,838	81,389	79,961	82,287
Total allowance for credit losses	$680,920	$680,886	$677,829	$689,336	$702,300
Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.64%	1.68%	1.69%	1.72%	1.75%

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ZIONS BANCORPORATION
Press Release – Page 13
April 25, 2016

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Commercial:
Commercial and industrial	$356	$164	$167	$165	$163
Leasing	14	4	—	—	—
Owner occupied	74	74	77	89	98
Municipal	1	1	1	1	1
Total commercial	445	243	245	255	262
Commercial real estate:
Construction and land development	6	7	15	20	22
Term	33	40	39	44	38
Total commercial real estate	39	47	54	64	60
Consumer:
Home equity credit line	11	8	10	9	10
1-4 family residential	44	50	48	43	48
Construction and other consumer real estate	1	1	1	1	2
Bankcard and other revolving plans	2	1	1	1	—
Other	—	—	—	—	—
Total consumer	58	60	60	54	60
Total nonaccrual loans	$542	$350	$359	$373	$382

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Commercial:
Commercial and industrial	$37	$18	$30	$13	$(5)
Leasing	—	—	—	—	—
Owner occupied	(1)	—	3	(3)	—
Municipal	—	—	—	—	—
Total commercial	36	18	33	10	(5)
Commercial real estate:
Construction and land development	(2)	(2)	(2)	(1)	(3)
Term	—	(4)	(1)	2	(10)
Total commercial real estate	(2)	(6)	(3)	1	(13)
Consumer:
Home equity credit line	1	(1)	1	—	(1)
1-4 family residential	1	1	—	—	1
Construction and other consumer real estate	—	(1)	(1)	—	—
Bankcard and other revolving plans	—	2	—	1	1
Other	—	—	1	(1)	—
Total consumer loans	2	1	1	—	1
Total net charge-offs (recoveries)	$36	$13	$31	$11	$(17)

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ZIONS BANCORPORATION
Press Release – Page 14
April 25, 2016

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	March 31, 2016		December 31, 2015		March 31, 2015
(In thousands)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$5,122,483	0.55%	$7,801,628	0.31%	$8,013,355	0.26%
Securities:
Held-to-maturity	562,040	4.86%	556,676	5.06%	632,927	5.12%
Available-for-sale	8,108,708	2.11%	6,770,548	1.88%	4,080,004	2.06%
Trading account	53,367	3.56%	62,372	3.57%	69,910	3.47%
Total securities	8,724,115	2.30%	7,389,596	2.13%	4,782,841	2.49%
Loans held for sale	140,423	3.95%	148,245	3.69%	105,279	3.52%
Loans held for investment [2]:
Commercial	21,624,134	4.20%	21,287,497	4.30%	21,576,463	4.20%
Commercial real estate	10,555,869	4.23%	10,363,813	4.42%	10,084,874	4.46%
Consumer	8,822,899	3.90%	8,695,500	3.88%	8,517,670	3.95%
Total loans held for investment	41,002,902	4.14%	40,346,810	4.24%	40,179,007	4.21%
Total interest-earning assets	54,989,923	3.51%	55,686,279	3.41%	53,080,482	3.46%
Cash and due from banks	727,577		652,201		743,618
Allowance for loan losses	(600,216)		(595,058)		(609,233)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	15,379		17,453		24,355
Other assets	2,679,525		2,686,049		2,558,353
Total assets	$58,826,317		$59,461,053		$56,811,704

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,350,037	0.15%	$25,058,336	0.15%	$24,214,265	0.16%
Time	2,087,698	0.44%	2,183,936	0.44%	2,372,492	0.43%
Foreign	235,331	0.26%	395,810	0.24%	351,873	0.14%
Total interest-bearing deposits	27,673,066	0.17%	27,638,082	0.18%	26,938,630	0.18%
Borrowed funds:
Federal funds and other short-term borrowings	267,431	0.18%	294,666	0.14%	219,747	0.14%
Long-term debt	809,123	5.02%	873,259	5.56%	1,085,860	7.07%
Total borrowed funds	1,076,554	3.82%	1,167,925	4.19%	1,305,607	5.90%
Total interest-bearing liabilities	28,749,620	0.31%	28,806,007	0.34%	28,244,237	0.45%
Noninterest-bearing deposits	21,881,777		22,354,766		20,545,395
Other liabilities	579,453		614,398		612,752
Total liabilities	51,210,850		51,775,171		49,402,384
Shareholders’ equity:
Preferred equity	828,490		920,145		1,004,015
Common equity	6,786,977		6,765,737		6,405,305
Total shareholders’ equity	7,615,467		7,685,882		7,409,320
Total liabilities and shareholders’ equity	$58,826,317		$59,461,053		$56,811,704

Spread on average interest-bearing funds		3.20%		3.07%		3.01%

Net yield on interest-earning assets		3.35%		3.23%		3.22%
1 Taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 15
April 25, 2016

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In thousands, except per share amounts)		March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)		$7,625,737	$7,507,519	$7,638,095	$7,530,175	$7,454,298
Preferred stock		(828,490)	(828,490)	(1,004,159)	(1,004,032)	(1,004,032)
Goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles		(14,259)	(16,272)	(18,546)	(20,843)	(23,162)
Tangible common equity (non-GAAP)	(a)	$5,768,859	$5,648,628	$5,601,261	$5,491,171	$5,412,975
Common shares outstanding	(b)	204,544	204,417	204,279	203,741	203,193
Tangible book value per common share (non-GAAP)	(a/b)	$28.20	$27.63	$27.42	$26.95	$26.64

		Three Months Ended
(Dollar amounts in thousands)		March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Tangible Return on Average Tangible Common Equity

Net earnings (loss) applicable to common shareholders (GAAP)		$78,777	$88,197	$84,238	$(1,100)	$75,279
Adjustments, net of tax:
Amortization of core deposit and other intangibles		1,280	1,446	1,461	1,472	1,496
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$80,057	$89,643	$85,699	$372	$76,775
Average common equity (GAAP)		$6,786,977	$6,765,737	$6,655,513	$6,492,865	$6,405,305
Average goodwill		(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles		(15,379)	(17,453)	(19,726)	(22,135)	(24,355)
Average tangible common equity (non-GAAP)	(b)	$5,757,469	$5,734,155	$5,621,658	$5,456,601	$5,366,821
Number of days in quarter	(c)	91	92	92	91	90
Number of days in year	(d)	366	365	365	365	365
Tangible return on average tangible common equity (non-GAAP)	(a/b/c*d)	5.59%	6.20%	6.05%	0.03%	5.80%

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ZIONS BANCORPORATION
Press Release – Page 16
April 25, 2016

		Three Months Ended
(Dollar amounts in thousands)		March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Efficiency Ratio

Noninterest expense (GAAP) [1]	(a)	$395,573	$397,353	$391,280	$398,997	$392,977
Adjustments:
Severance costs		3,471	3,581	3,464	1,707	2,253
Other real estate expense		(1,329)	(536)	(40)	(445)	374
Provision for unfunded lending commitments		(5,812)	(6,551)	1,428	(2,326)	1,211
Debt extinguishment cost		247	135	—	2,395	—
Amortization of core deposit and other intangibles		2,014	2,273	2,298	2,318	2,358
Restructuring costs		996	777	1,630	679	766
Total adjustments	(b)	(413)	(321)	8,780	4,328	6,962
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$395,986	$397,674	$382,500	$394,669	$386,015
Taxable-equivalent net interest income (GAAP)	(d)	$458,242	$453,780	$429,782	$428,015	$421,581
Noninterest income (GAAP) [1]	(e)	116,761	118,641	125,944	(4,682)	117,338
Combined income	(d+e)=(f)	575,003	572,421	555,726	423,333	538,919
Adjustments:
Fair value and nonhedge derivative income (loss)		(2,585)	688	(1,555)	1,844	(1,088)
Equity securities gains (losses), net		(550)	53	3,630	4,839	3,353
Fixed income securities gains (losses), net		28	(7)	(53)	(138,436)	(239)
Total adjustments	(g)	(3,107)	734	2,022	(131,753)	2,026
Adjusted taxable-equivalent revenue (non-GAAP)	(f-g)=(h)	$578,110	$571,687	$553,704	$555,086	$536,893
Adjusted pre-provision net revenue (PPNR)	(h-c)=(i)	$182,124	$174,013	$171,204	$160,417	$150,878
Efficiency ratio [1]	(c/h)	68.5%	69.6%	69.1%	71.1%	71.9%
1In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.

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ZIONS BANCORPORATION
Press Release – Page 17
April 25, 2016

		Six Months Ended
(Dollar amounts in thousands)		March 31, 2016	March 31, 2015
Efficiency Ratio

Noninterest expense (GAAP) [1]	(a)	$792,926	$815,643
Adjustments:
Severance costs		7,052	4,000
Other real estate expense		(1,865)	(3,093)
Provision for unfunded lending commitments		(12,363)	2,910
Debt extinguishment cost		382	—
Amortization of core deposit and other intangibles		4,287	4,998
Restructuring costs		1,773	766
Total adjustments	(b)	(734)	9,581
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$793,660	$806,062
Taxable-equivalent net interest income (GAAP)	(d)	$912,022	$856,370
Noninterest income (GAAP) [1]	(e)	235,402	246,734
Combined income	(d+e)=(f)	1,147,424	1,103,104
Adjustments:
Fair value and nonhedge derivative income (loss)		(1,897)	(2,049)
Equity securities gains (losses), net		(497)	12,959
Fixed income securities gains (losses), net		21	(11,859)
Total adjustments	(g)	(2,373)	(949)
Adjusted taxable-equivalent revenue (non-GAAP)	(f-g)=(h)	$1,149,797	$1,104,053
Adjusted pre-provision net revenue (PPNR)	(h-c)=(i)	$356,137	$297,991
Efficiency ratio [1]	(c/h)	69.0%	73.0%
1In the first quarter of 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from “Other” noninterest expense to “Other service charges, commissions and fees” in noninterest income in order to offset this expense against the associated revenue. Prior period amounts have been reclassified to reflect this change.

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company and in predicting future performance. These non-GAAP financial measures are used by management to assess the performance of the Company’s business or its financial position for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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